WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                                  ABC-NACO Inc.
                             Financial Data Schedule
                       For Period Ended March 31, 2000

                                    (Unaudited)
                             (Dollars in Thousands)

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE PERIOD ENDED MARCH 31, 2000 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

                                                              Three Months Ended
                                                                    and as of
                                                                  March 31, 2000
                                                           ---------------------
Fiscal year-end                                                December 31, 2000
Period start                                                     January 1, 2000
Period end                                                        March 31, 2000
Cash and cash items                                                            -
Marketable securities                                                          -
Notes and accounts receivable - trade                                   102,260*
Allowances for doubtful accounts                                               -
Inventory                                                                 98,672
Total current assets                                                     222,450
Property, plant, and equipment                                           365,611
Accumulated depreciation                                                 121,990
Total assets                                                             519,781
Total current liabilities                                                137,633
Bonds, mortgages, and similar debt                                       247,116
Preferred stock - mandatory redemption                                         -
Preferred stock - no mandatory redemption                                 28,425
Common stock                                                                 194
Other stockholders' equity                                                85,481
Total liabilities and stockholders' equity                               519,781
Net sales                                                                156,978
Total revenues                                                           156,978
Cost of tangible products                                                136,135
Total costs and expenses applicable to sales and revenues                136,135
Other costs and expenses                                                  14,887
Provision for doubtful accounts and notes                                      -
Interest and amortization of debt discount                                 6,417
Income before taxes and other items                                        (461)
Income tax expense                                                            43
Income/loss from continuing operations                                     (504)
 Discontinued operations                                                       -
Extraordinary items                                                            -
Cumulative effect - changes in accounting principles                           -
Net income or loss                                                         (504)
Earnings per share - basic                                                (0.65)
Earnings per share - diluted                                              (0.65)

*  Notes  and  accounts  receivable  -  trade are reported net of allowances for
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doubtful  accounts  in  the  Consolidated  Balance  Sheets.
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